UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 30, 2025

GYRODYNE, LLC

(Exact name of Registrant as Specified in its Charter)

New York	001-37547	46-3838291
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

ONE FLOWERFIELD
SUITE 24
ST. JAMES, New York 11780

(Address of principal executive
offices) (Zip Code)

(631) 584-5400

Registrant’s telephone number,
including area code

N/A

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Limited Liability Company Interests	GYRO	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement

Purchase and Sale Agreement – Flowerfield

Gyrodyne, LLC, a New York limited liability company (the “Company”), has announced the execution by its subsidiary GSD Flowerfield LLC, a New York limited liability company (“GSD”), of a Purchase and Sale Agreement (the “Agreement”) effective as of July 30, 2025 (the “Effective Date”) for the sale of an approximately 49 acre parcel of vacant land (the “Property”), which Property forms a portion of the Company’s Flowerfield complex in St. James, New York for a purchase price between $24,000,000 to $28,740,000 (the “Purchase Price) to B2K Smithtown LLC, a Delaware limited liability company (“B2K”), subject to conditions and contingencies set forth in the Agreement and described herein. The Purchase Price range is contingent on the number of market-rate units for which B2K ultimately receives approval.

Among other provisions, the Agreement provides for: (i) an earnest money deposit of $250,000 to be delivered to the escrow agent, subject to a 90-day investigation period, during which time B2K will have the right to terminate the Agreement by written notice to GSD if B2K will not be fully satisfied, in B2K’s sole discretion, as to the status of title, suitability of the Premises and all factors concerning same, prior to the expiration of the investigation period, in which case B2K will have the right to receive a refund of its earnest money deposit; and (ii) unless B2K terminates the Agreement on or prior to the end of the investigation period (the “Investigation Period Notice Date”), the closing to occur on the earlier of: (A) that certain date that is eight (8) months after the Town of Smithtown grants the Site Plan Approval (as defined in the Agreement), or (B) sixty (60) days after B2K waives the Site Plan Approval and the Approvals (as hereinafter defined). Such closing date is estimated to be no later than December 2027 or alternatively by August 2028 if B2K exercises both of its site plan extension options. Based on the above, the Company is extending its estimated timeline to complete the liquidation to December 31, 2027.

The Agreement is contingent on the receipt of Subdivision Approval (as defined in the Agreement) and B2K obtaining, at B2K’s sole cost and expense, certain other required approvals (the “Approvals”) beyond all relevant appeal periods within 18 months following the later of: (i) a designated number of days following the Investigation Period Notice Date or (ii) a designated number of days following the issuance of Subdivision Approval (the “Approval Period”).

If B2K fails to obtain the Approvals prior to the expiration of the Approval Period (subject to certain extension rights), B2K may terminate the Agreement or waive the foregoing approval contingencies and close title within 60 days.

The Agreement also contains additional customary covenants, conditions, representations and warranties.

The foregoing description of the Agreement is only a summary of its material terms, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1.

Based on the terms of the Agreement, the Company estimates that the net asset value in liquidation (“Net Asset Value” or “NAV”) and NAV per share for the six months ended June 30, 2025 will be approximately $32.6 million and $14.83, respectively. This estimate is based on receiving Site Plan Approval for the number of units to be sought under the Agreement and inclusive of the additional estimated costs in excess of receipts associated with extending the Company’s timeline to complete the liquidation to December 31, 2027.

Item 8.01         Other Events

On August 4, 2025, the Company issued a press release announcing the execution of a Purchase and Sale Agreement with B2K Smithtown LLC. A copy of the press release issued by the Company is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

10.1*	Purchase and Sale Agreement effective as of July 30, 2025 between GSD Flowerfield LLC and B2K Smithtown LLC.

99.1	Press Release dated August 4, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[******]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

Forward-Looking Statement Safe Harbor

The statements made in this Current Report on Form 8-K and other materials the Company has filed or may file with the SEC, in each case that are not historical facts, contain "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, which can be identified by the use of forward-looking terminology such as "may," "will," "anticipates," "expects," "projects," "estimates," "believes," "seeks," "could," "should," or "continue," the negative thereof, and other variations or comparable terminology as well as statements regarding the evaluation of strategic alternatives and liquidation contingencies. These forward-looking statements are based on the current plans and expectations of management and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those reflected in such forward-looking statements. Such risks and uncertainties include, but are not limited to, risks and uncertainties relating to our efforts to enhance the values of our remaining properties and seek the orderly, strategic sale of such properties as soon as reasonably practicable, risks associated with the Article 78 proceeding against the Company and any other litigation that may develop in connection with our efforts to enhance the value of and sell our properties, ongoing community activism, risks associated with proxy contests and other actions of activist shareholders, risks related to the recent banking crisis and closure of two major banks (including one with whom we indirectly have a mortgage loan), regulatory enforcement, risks inherent in the real estate markets of Suffolk and Westchester Counties in New York, the ability to obtain additional capital in order to enhance the value of the Flowerfield and Cortlandt Manor properties and negotiate sales contracts and defend the Article 78 proceeding from a position of strength, the continuing effects of the COVID-19 pandemic, the ongoing risk of inflation, elevated interest rates, recession and supply chain constraints or disruptions and other risks detailed from time to time in the Company's SEC reports. These and other matters the Company discusses in this Current Report on Form 8-K may cause actual results to differ from those the Company describes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GYRODYNE, LLC

By:	/s/ Gary Fitlin
Gary Fitlin
President, Chief Executive Officer, Chief Financial Officer and Treasurer
Date:  August 4, 2025